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                                                                    EXHIBIT 21.1

                             TATHAM OFFSHORE, INC.

                                  SUBSIDIARIES
                         (formed under the laws of the
                   United States unless otherwise indicated)



DeepFlex Production Services, Inc.
Tatham Offshore (Jersey) Ltd.
Tatham Offshore Canada Limited*
North Atlantic Pipeline Company, L.L.C.

                          FPS II, Inc.
                          FPS III, Inc.
                          FPS IV, Inc.
                          FPS V, Inc.
                          DeepFlex Holdings, L.L.C.
                          North Atlantic Pipeline, ULC*
                          North Atlantic Pipeline Partners, LP

                                        RIGCO North America, L.L.C.
                                        DeepFlex Production Partners, L.P.
                                        North Atlantic Pipeline Partners, LP+





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* Formed under the laws of Nova Scotia.
+ Formed under the laws of Newfoundland.